                                   EXHIBIT 21


                         Subsidiaries of the Registrant


Name                                                            Jurisdiction of
                                                                  Organization

Progress Bank.....................................................United States
   Progress Holdings, Inc.........................................Pennsylvania
      Progress Leasing Company....................................Maryland
   PBIC, Inc......................................................Delaware
   Pilot Financial Corporation....................................Pennsylvania
   Progress Realty Advisors, Inc..................................Pennsylvania
   Progress Sentry Corporation....................................Pennsylvania
KMR Management, Inc...............................................Pennsylvania
Progress Capital, Inc.............................................Delaware
Progress Capital II, Inc..........................................Delaware
Progress Capital Management, Inc..................................Pennsylvania
Progress Development Corporation..................................Pennsylvania
Progress Financial Resources, Inc.................................Delaware